Exhibit 10.3

                              SUB-LICENSE AGREEMENT

      THIS Agreement, dated May 4, 2000, is by and among Kenside Investments Limited ("Licensor"), a company incorporated in the British Virgin Islands, Arcoplate Holdings, PLC ("Sub-licensor"), a company incorporated in the United Kingdom (U.K.), and Alloy Steel International, Inc. ("Sub-licensee"), a Delaware (U.S.) corporation having a principal place of business located at 42 Mercantile Way Malaga, P.O. Box 3087 Malaga D C 6945, Western Australia.

                                    RECITALS

A. Licensor owns certain Patent Rights and Technology Rights related to the Arcoplate Process.

B. Sub-licensor has obtained an exclusive license from Licensor to develop and market the Arcoplate Process and commercially exploit the Patents in the United States;

C. Sub-licensor desires to have the sub-licensed Patent Rights and Technology Rights developed and used for the benefit of Sub-licensee.

D. Sub-licensee wishes to obtain from Sub-licensor an exclusive sub-license to develop and market the Arcoplate Process and commercially exploit the Patents in the United States, the right to grant sub-licenses, and the right to purchase the license held by Licensor.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties agree as follows:

1.    EFFECTIVE DATE

      This Agreement is effective May 4, 2000 ("Effective Date").

2.    DEFINITIONS

      As used in this Agreement, the following terms have the meanings indicated:

      2.1 "Affiliate" means any business entity more than 50% owned by Sub-licensee, any business entity which owns more than 50% of Sub-licensee, or any business entity that is more than 50% owned by a business entity that owns more than 50% of Sub-licensee.

      2.2 "Licensed Field" means Technology Rights, as defined herein, and Particulars of Patents and Patent Applications, as set forth in Schedule A, annexed hereto.

      2.3 "Methods" means information contained in test reports, operating and testing procedures, shop practices, instruction manuals, bill of materials, tables of operating conditions and the like including all other know how and confidential information whatsoever relating in any way to the Arcoplate Process including, but not limited to, the right to use certain technologies associated with the foregoing:

            3.    Methods  of   hardening,   heating,   cooling  and   providing
                  uniformity and stress relief;

            4.    Methods of bonding;

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            5.    Computer control and quality supervision;

            6. Composition of powder alloy constituents comprising the raw alloy powder used as the medium in the Arcoplate Process for the manufacture of products using the Arcoplate Process; and

            7. Details of the metallurgical and chemical formula utilized to manufacture products through the Arcoplate Process.

      2.4 "Licensed Product" means any product Sold by Sub-licensee comprising the Arcoplate Process pursuant to this Agreement.

      2.5 "Arcoplate Process" means inventions and discoveries covered by the Patent Rights or Technology Rights within Licensed Field.

      2.6   "Licensed Territory" means the United States of America.

      2.7 "Net Sales" means the gross revenues received by Sub-licensee from the Sale of Licensed Products less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

      2.8 "Patent Rights" means Sub-licensor's rights in information or discoveries covered by patents and/or patent applications, whether domestic or foreign, and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon, which name Gene Kostecki as either sole or joint inventor ("Inventor") and which relate to the manufacture, use or sale of Arcoplate.

      2.9 "Sale or Sold" means the transfer or disposition of a Licensed Product for value to a party other than Sub-licensee.

      2.10 "Technology Rights" means Sub-licensor's rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by Gene Kostecki, either solely or jointly, which are not covered by Patent Rights but which are necessary for practicing the invention covered by Patent Rights.

3.    WARRANTY

      3.1 Sub-licensee understands and acknowledges that Sub-licensor, by this Agreement, makes no representation as to the operability or fitness for any use, safety, efficacy, ability to obtain regulatory approval, patentability, and/or breadth of the Arcoplate Process. Sub-licensor, by this Agreement, also makes no representation as to whether there are any patents now held, or which will be held, by others or by Sub-licensor in the Licensed Field, nor does Sub-licensor make any representation that the inventions contained in Patent Rights do not infringe any other patents now held or that will be held by others or by Sub-licensor.

      3.2 Sub-licensee, by execution hereof, acknowledges, covenants and agrees that it has not been induced in any way by Sub-licensor to enter into this Agreement, and further warrants and represents that
            (i) it has conducted sufficient due diligence with respect to all items and issues pertaining to this Article 3 and all other matters pertaining to

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            this Agreement;  and (ii)  Sub-licensee  has adequate  knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and agrees to accept all risks inherent herein.

4.    LICENSE

      4.1 Sub-licensor hereby grants to Sub-licensee an exclusive license to manufacture, have manufactured, market, distribute and/or sell Licensed Products within the Licensed Territory for use within Licensed Field. This grant is subject to the payment by Sub-licensee to Sub-licensor of all consideration as provided herein.

      4.2 Sub-licensee may extend the license granted herein to any Affiliate consistent with this Agreement.

      4.3   Sub-licensee may grant sub-licenses consistent with this Agreement.

5.    INSTRUCTION IN METHODS

      5.1 At the request of Sub-licensee, Sub-licensor will arrange for the personal instruction in the Methods by a qualified person on the staff of the Sub-licensor for the training of trainees of Sub-licensee at the premises of Sub-licensee.

      5.2 The Sub-licensor's obligation to send skilled persons to Sub-licensee whether for the purpose of assisting in start-up or to render assistance at Sub-licensee's premises after start-up shall be limited to such reasonable number of persons of such rank as to cause minimum interference with the Sub-licensor's operations and current commitments consistent with satisfying the reasonable needs of Sub-licensee.

      5.3 Sub-licensee's trainees will be given adequate opportunity to study the Methods and Patent Rights and will be permitted to make notes and sketches.

      5.4 For each person sent by Sub-licensor for the purposes of instruction and/or assistance to the premises of Sub-licensee, Sub-licensee shall pay to Sub-licensor for the period of his absence from Sub-licensor's premises a sum to cover such person's salary and pension contribution, the value of "fringe" or other benefits, and expenses attributable to the visit including travel, accommodation, food and incidental expenses.

      5.5   The Methods shall remain the property of Sub-licensor.

6.    PAYMENTS AND REPORTS

      6.1   In  consideration  of rights granted by Sub-licensor to Sub-licensee
            under  this  Agreement,   Sub-licensee  will  pay  Sub-licensor  the
            following:

            A. A sum equal to 3% of Net Sales for the Licensed Products sold by Sub-licensee, calculated at the end of each Quarter and payable within fifteen (15) days of the end of the relevant Quarter by electronic bank transfer (or by any other means mutually agreed upon) to the designated account of Sub-licensor, without deduction for the cost of transmission; and

            2.    A sum  calculated in accordance  with clause 6.1(A) in respect
                  to  the  Net   Sales   derived   by  every   sub-licensee   of
                  Sub-licensee.

      6.2 During the Term of this Agreement and for 1 year thereafter, Sub-licensee agrees to

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            keep  complete  and accurate  records of its and its  Sub-licensees'
            Sales and Net Sales of Licensed Products under the license granted in this Agreement in sufficient detail to enable the sums payable
            hereunder   to  be   determined.   Sub-licensee   agrees  to  permit
            Sub-licensor or its representatives, at Sub-licensor's expense, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement.

      6.3 Sales to any associated company or Affiliate of Sub-licensee of the Licensed Products manufactured by Sub-licensee shall not be deemed to be sales for the purposes of the calculation of sums due hereunder unless such associated company uses the Product commercially in which case they shall be deemed sales at the price at which the Products are currently sold by Sub-licensee to other persons in transactions negotiated at arm's length. Provided that if such associated company or Affiliate resells the Products to third parties on which payments to the Sub-licensor have to been made, a sum on such sales shall be payable to the Sub-licensor calculated on the sales price due to such associated company or Affiliate as hereinbefore provided for sales in the ordinary course of business by Sub-licensee.

7.    COMMON STOCK: EQUITY OWNERSHIP

      7.1 Licensor and Sub-licensor acknowledge that Sub-licensee shall have the option to purchase the License for the Licensed Products from Kenside Investments Ltd., upon 30 days' notice to Kenside and Sub-licensor. Such buy-out right shall commence nine (9) months from the effective date herein. In the event Sub-licensee exercises its right to buy-out the License from Sub-Licensor, Sub-licensee shall issue Sub-Licensor 1,298,908 fully paid, non-assessable shares of its common stock, at $0.01par value. The stock certificates representing the shares issuable upon exercise of the purchase right hereof will bear a restrictive legend indicating that such shares are not registered under the Securities Act of 1933, as amended (the "Act"), and none of such securities may be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Act which has become effective and is current with respect to such securities or (ii) pursuant to a specific exemption from registration under the Act but only upon a Holder hereof first having obtained the written opinion of counsel to the Company.

8.    TERM AND TERMINATION

      8.1 The term of this Agreement is from the Effective Date and shall continue in force for twenty-five (25) years thereafter. Sub-licensee shall have two options to extend this Agreement for further terms of five (5) years each on the same terms as this Agreement (other than this option to extend) if the Sub-licensee gives written notice of intention to extend at least 120 days in advance of the end of the initial period or the extended period as applicable and there is no unremedied breach of this Agreement by the Sub-licensee at the end of the initial period or the extended period as applicable.

      8.2   This Agreement will earlier terminate:

            A. automatically if Sub-licensee becomes bankrupt or insolvent and/or if the

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                  business of Sub-licensee is placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of Sub-licensee or otherwise; or

            B. upon 30 days written notice from Sub-licensor if Sub-licensee breaches or defaults on its obligation to make payments (if any are due) or reports, in accordance with the terms of
                  Article 6, unless, before the end of the 30-day period, Sub-licensee has cured the default or breach and so notifies Sub-licensor, stating the manner of the cure; or

            C. upon 45 days written notice if Sub-licensee breaches or defaults on any other obligation under this Agreement, unless, before the end of the 45 day period, Sub-licensee has cured the default or breach and so notifies Sub-licensor, stating the manner of the cure; or

            D. If Sub-licensee shall come under the direct or indirect or de facto direction or control of any other individual, firm or company operating in the field covered by this agreement and competing with the Sub-licensor; or

            E. at any time by mutual written agreement between Sub-licensee and Sub-licensor, upon 180 days written notice to all parties and subject to any terms herein which survive termination.

      8.3 If this Agreement is terminated for any cause, nothing herein will be construed to release either party of any obligation matured prior to the effective date of the termination;

9.    INFRINGEMENT BY THIRD PARTIES

      9.1 Sub-licensor, at its own expense, must enforce any patent exclusively licensed hereunder against infringement by third parties. If Sub-licensor does not file suit against a substantial infringer of a patent within six (6) months of knowledge thereof, then Sub-licensee may enforce any patent licensed hereunder on behalf of itself and Sub-licensor. However, in the event that damages are obtained in favor of each of the parties or in favor of Sub-licensor in a sum which includes losses suffered by Sub-licensee in any such action for infringement, they shall share the costs of such action in so far as they are not fully recovered from the infringer in the proportion in which they share the said damages. If the award does not discriminate between the parties on the matter of damages or costs and either party can show that the losses which it suffered from such infringement exceeded the losses of the other party, it shall be entitled to a proportionately higher share of the damages on its agreeing to bear a proportionately higher share of the costs. In this paragraph, expense or expenditure means only reasonable expense or expenditure on fees for legal representation, for the services of patent agents and reasonable incidental matters.

      9.2 In any infringement suit or dispute, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

      9.3 If Sub-licensor and Sub-licensee agree or are advised by counsel that prior to the institution of proceedings for infringement the patent specification should be amended, Sub-licensor shall, at its own expense, apply to amend the specification.

            The amendments shall be jointly agreed by the parties and their legal advisors and approved by patent counsel whose fees shall be shared equally by the parties.

10.   ASSIGNMENT

      Except in connection with the sale of substantially all of Sub-licensee's assets to an affiliate, this Agreement may not be assigned by Sub-licensee without the prior written consent of Sub-licensor, which will not be unreasonably withheld.

11.   PATENT MARKING

      Sub-licensee must permanently and legibly mark all products and documentation manufactured or sold by it under this Agreement with a patent notice as may be permitted or required under Title 35, United States Code.

12.   INDEMNIFICATION

      Sub-licensee agrees to hold harmless and indemnify Sub-licensor and its officers, employees and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by Sub-licensee, its Affiliates or their officers, employees, agents or representatives.

13.   CONFIDENTIAL INFORMATION AND PUBLICATION

      13.1 Sub-licensor and Sub-licensee each agree that all information contained in documents marked "confidential" and forwarded to one by the other (i) be received in strict confidence, (ii) be used only for the purposes of this Agreement, and (iii) not be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information:

            A.    was in the public domain at the time of disclosure;

            B. later became part of the public domain through no act or omission of the recipient party, it's employees, agents, successors or assigns;

            C. was lawfully disclosed to the recipient party by a third party having the right to disclose it;

            D. was already known by the recipient party at the time of disclosure;

            E.    was independently developed by the recipient; or

            F.    is required by law or regulation to be disclosed.

      13.2 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this Agreement is in force and for a period of three (3) years thereafter.

14.   PATENTS AND INVENTIONS

      14.1 If after consultation with Sub-licensee, both parties agree that a patent application should be filed for the Arcoplate process and/or identified aspects of the Arcoplate Process, Sub-licensor will prepare and file the appropriate patent applications, and
            Sub-licensor will pay the cost of searching, preparing, filing, prosecuting and maintaining same. If Sub-licensor notifies Sub-licensee that it does not intend to pay the cost of an application, or if Sub-licensor does not respond or make an effort to agree with Sub-licensee on the disposition of rights in the subject invention, then Sub-licensee may file an application at its own expense and Sub-licensor will have no rights to the invention. Sub-licensor will provide Sub-licensee a copy of any patent application, as well as copies of any documents received or filed with the respective patent office during the prosecution thereof.

      14.2 During the term of the Agreement, Sub-licensor shall procure the payment of all renewal fees, registration fees and the carrying out of such acts and things as may be necessary to maintain the Patents and shall, if requested, produce to Sub-licensee the receipt for such renewal fees or other evidence of renewal at least one (1) week prior to the last day for renewing such patents and in default shall recognize the right of Sub-licensee to pay the same and to be credited with the cost thereof.

      14.3  Sub-licensor   agrees  and  undertakes,   during  the  term  of  the
            Agreement:

            1. not to allow any Patent or Application to be abandoned or to lapse; and

            2. not to allow the specification of any Patent or Application to be amended or re-filed within the scope of this agreement without the consent of the other party, but such consent shall not be unreasonably withheld or delayed.

15.   GOVERNING LAW

      15.1 The terms and provisions herein contained and all the disputes or claims relating to this Agreement shall be governed by, interpreted and construed in accordance with the internal laws of the United States of America and the State of New York, without reference to its conflict of laws principles.

16.   GENERAL

      16.1 This Agreement constitutes the entire and only agreement between the parties for the Arcoplate process and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by a written document signed by both parties.

      16.2 Any notice required by this Agreement must be given by prepaid, first class, certified mail, return receipt requested, at such other addresses as may be given from time to time under the terms of this notice provision.

      16.3 Sub-licensee and Sub-licensor must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

      16.5 Failure of Sub-licensor and/or Sub-licensee to enforce a right under this Agreement will not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

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      16.6  Headings are included herein for  convenience  only and shall not be used to construe this Agreement.

      16.7 If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable.

      16.8 Sub-licensee shall have the right to cure any breach or default under this Agreement and the License Agreement between Licensor and Sub-licensor.

IN  WITNESS   WHEREOF,   parties  hereto  have  caused  their  duly   authorized
representatives to execute this Agreement.

Arcoplate Holdings, PLC (UK)                Alloy Steel International, Inc.
By_______________________________           By__________________________________
Name:____________________________           Name:_______________________________


Kenside Investments Limited
By_______________________________
Name:____________________________